Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-3 No 333-208552) of WPX Energy, Inc.,
(2) Registration Statement (Form S-8 No 333-225143) pertaining to the WPX Energy, Inc. 2013 Incentive Plan, as amended effective May 23, 2018,
(3) Registration Statement (Form S-3 No 333-221301) of WPX Energy, Inc.,
(4) Registration Statement (Form S-3 No 333-197905) of WPX Energy, Inc.,
(5) Registration Statement (Form S-8 No 333-188767) pertaining to the WPX Energy, Inc. 2013 Incentive Plan,
(6) Registration Statement (Form S-8 No 333-178388) and the related post-effective amendment No. 1 pertaining to the WPX Energy, Inc. 2011 Incentive Plan and the WPX Energy, Inc. 2011 Employee Stock Purchase Plan,
(7) Registration Statement (Form S-8 No 333-225141) pertaining to the WPX Energy, Inc. 2011 Employee Stock Purchase Plan, as amended effective May 23, 2018, and
(8) Registration Statement (Form S-8 No 333-204355) pertaining to the WPX Energy, Inc. 2013 Incentive Plan, as amended effective May 21, 2015;
of our reports dated February 21, 2019 with respect to the consolidated financial statements and schedule of WPX Energy, Inc. and the effectiveness of internal control over financial reporting of WPX Energy, Inc., included in this Annual Report (Form 10-K) of WPX Energy, Inc. for the year ended December 31, 2018.
/s/ Ernst & Young LLP
Tulsa, Oklahoma
February 21, 2019